UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Blvd., Suite 305,

Roslyn, New York, 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Sino Global Shipping America, Ltd. (the “Company”) held its annual meeting of shareholders for its fiscal year ended June 30, 2015. A quorum was present at the meeting as required by the Bylaws of the Company, as amended. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

1.	Election of Class III Director

The following individual was elected as Class III Director to serve on the Board of Directors until the 2019 annual meeting of shareholders or until his successor is duly elected and qualified. No broker non-votes are counted.

Director’s Name	Votes For	Votes Withheld
Jing Wang	4,905,688	5,457

2.	Ratification of Friedman LLP as Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. Broker non-votes are counted.

For	Against	Abstain
6,170,034	162,453	3,364

3.	Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. No broker non-votes are counted.

For	Against	Abstain
4,892,678	16,367	2,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2016

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Name:	Lei Cao
Title:	Chief Executive Officer